Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-50958


PROSPECTUS SUPPLEMENT DATED JULY 6, 2001

(To Prospectus filed on November 30, 2000)


                                PMC-SIERRA, INC.


                                   PROSPECTUS

                        1,579,718 Shares of Common Stock
                           __________________________

         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 3 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                                Shares to be
                                                               Offered for the
                  Selling Stockholders                       Selling Stockholder
---------------------------------------------------         --------------------
The Winvick Living Trust DTD 9/18/91                                  3

Raghunath Iyer and Vasanthi Iyer JT TEN WROS                      4,332

The Mark W. Perry Revocable Trust Dated 12/1/98,
   Mark W. Perry Trustee                                              3